UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 25, 2017

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Compensatory Arrangements of Certain Officers.

Amendment to Fiscal 2017 Performance-Based Restricted Stock Unit Grants for Executive Officers

As previously reported, on April 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Abaxis, Inc. (the “Company”) approved the following performance-based restricted stock unit (“PSU”) grants for certain of its executive officers for fiscal 2017.

Executive Officer	Performance RSU Awards
Clinton H. Severson	51,000
Ross Taylor	16,000
Kenneth P. Aron	16,000
Donald Wood	16,000
Achim Henkel	16,000

The PSUs as originally awarded provided that the recipients would receive shares of common stock under the PSUs only if (1) the Company’s income from operations for the fiscal year ending March 31, 2017, as certified by the Compensation Committee, is in excess of a dollar amount that equates to 90% or 100% of the Company’s income from operations target (the “Performance Vesting Condition”); and (2) the recipient remains in the service of the Company until the third or fourth anniversary of the date of grant (the “Service Vesting Condition”). On January 25, 2017, the Committee approved an amendment to the PSUs so the Performance Vesting Condition refers to the Company’s consolidated income from operations before income tax provision, rather than income from operations. The Service Vesting Condition and all other terms and conditions of the PSUs were not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017
ABAXIS, INC.

	By:	/s/ Ross Taylor
Ross Taylor
Chief Financial Officer, Vice President of Finance and Secretary